Exhibit 99.2

APOLLO | Commercial Real Estate Finance

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

Supplemental Financial Information Q3 2018

October 24, 2018

Information is as of September 30, 2018, except as otherwise noted.

It should not be assumed that investments made in the future will be profitable or will equal the performance of the investments in this document.

Forward Looking Statements and Other Disclosures This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond management’s control. These forward-looking statements may include information about possible or assumed future results of Apollo Commercial Real Estate Finance, Inc.’s (“ARI” or the “Company”) business, financial condition, liquidity, results of operations, plans and objectives. When used in this presentation, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: ARI’s business and investment strategy; ARI’s operating results; ARI’s ability to obtain and maintain financing arrangements; and the return on equity, the yield on investments and risks associated with investing in real estate assets including changes in business conditions and the general economy. The forward-looking statements are based on management’s beliefs, assumptions and expectations of future performance, taking into account all information currently available to ARI. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to ARI. Some of these factors are described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in ARI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. If a change occurs, ARI’s business, financial condition, liquidity and results of operations may vary materially from those expressed in ARI’s forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for management to predict those events or how they may affect ARI. Except as required by law, ARI is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation contains information regarding ARI’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Operating Earnings and Operating Earnings per share. Please refer to slide 19 for a definition of “Operating Earnings” and the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures set forth on slide 18. This presentation may contain statistics and other data that in some cases has been obtained from or compiled from information made available by third-party service providers. ARI makes no representation or warranty, expressed or implied, with respect to the accuracy, reasonableness or completeness of such information. Past performance is not indicative nor a guarantee of future returns. Index performance and yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number and types of securities). Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of any investment by ARI. 1Forward Looking Statements and Other Disclosures This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond management’s control. These forward-looking statements may include information about possible or assumed future results of Apollo Commercial Real Estate Finance, Inc.’s (“ARI” or the “Company”) business, financial condition, liquidity, results of operations, plans and objectives. When used in this presentation, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: ARI’s business and investment strategy; ARI’s operating results; ARI’s ability to obtain and maintain financing arrangements; and the return on equity, the yield on investments and risks associated with investing in real estate assets including changes in business conditions and the general economy. The forward-looking statements are based on management’s beliefs, assumptions and expectations of future performance, taking into account all information currently available to ARI. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to ARI. Some of these factors are described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in ARI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. If a change occurs, ARI’s business, financial condition, liquidity and results of operations may vary materially from those expressed in ARI’s forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for management to predict those events or how they may affect ARI. Except as required by law, ARI is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation contains information regarding ARI’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Operating Earnings and Operating Earnings per share. Please refer to slide 19 for a definition of “Operating Earnings” and the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures set forth on slide 18. This presentation may contain statistics and other data that in some cases has been obtained from or compiled from information made available by third-party service providers. ARI makes no representation or warranty, expressed or implied, with respect to the accuracy, reasonableness or completeness of such information. Past performance is not indicative nor a guarantee of future returns. Index performance and yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number and types of securities). Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of any investment by ARI. 1

Q3 Highlights • Net income available to common stockholders of $55.4 million, or $0.40 per diluted share of common stock 1 • Operating Earnings, excluding loss on early extinguishment of debt, of $60.9 million, or $0.47 per diluted share of common stock Financial Results • Net interest income of $77.5 million • Book value per share of common stock of $16.27 • Common stock dividend of $0.46 per share Dividend • 9.9% annualized dividend yield based upon closing stock price on October 23, 2018 • Committed capital to $285.0 million of commercial real estate loans, $87.0 million of which were funded during the quarter • Total committed capital for nine months ended September 30, 2018 - $2.2 billion Loan Originations • Funded $96.9 million for loans closed prior to the quarter • Total loan portfolio of $4.8 billion 2 • Weighted average remaining term of 2.7 Years Loan Portfolio 3 • Weighted average unlevered all-in-yield of 9.2% • 90% of loans have floating interest rates • Exchanged $206.2 million of 5.50% Convertible Senior Notes for 10,020,328 newly issued shares of ARI common stock and approximately $39.3 million in cash Capitalization • Increased the capacity on the Company’s master repurchase agreement with Deutsche Bank from $800.0 million to $1.0 billion 4 • Total common equity market capitalization of $2.5 billion at September 30, 2018 See footnotes on page 19 2Q3 Highlights • Net income available to common stockholders of $55.4 million, or $0.40 per diluted share of common stock 1 • Operating Earnings, excluding loss on early extinguishment of debt, of $60.9 million, or $0.47 per diluted share of common stock Financial Results • Net interest income of $77.5 million • Book value per share of common stock of $16.27 • Common stock dividend of $0.46 per share Dividend • 9.9% annualized dividend yield based upon closing stock price on October 23, 2018 • Committed capital to $285.0 million of commercial real estate loans, $87.0 million of which were funded during the quarter • Total committed capital for nine months ended September 30, 2018 - $2.2 billion Loan Originations • Funded $96.9 million for loans closed prior to the quarter • Total loan portfolio of $4.8 billion 2 • Weighted average remaining term of 2.7 Years Loan Portfolio 3 • Weighted average unlevered all-in-yield of 9.2% • 90% of loans have floating interest rates • Exchanged $206.2 million of 5.50% Convertible Senior Notes for 10,020,328 newly issued shares of ARI common stock and approximately $39.3 million in cash Capitalization • Increased the capacity on the Company’s master repurchase agreement with Deutsche Bank from $800.0 million to $1.0 billion 4 • Total common equity market capitalization of $2.5 billion at September 30, 2018 See footnotes on page 19 2

Financial Summary

Income Statement			
($ mm, except in per share data)	3Q18	2Q18	1Q18
Net interest income	$77.5	$70.8	$63.2
Net income available to common stockholders	55.4	48.5	42.6
Diluted weighted average shares of common stock outstanding	153.9	124.6	111.9
Net income per diluted share of common stock	**$0.40**	**$0.39**	**$0.38**
Operating Earnings [1]	58.3	54.9	47.8
Operating Earnings,[1] per share of common stock	**$0.45**	**$0.44**	**$0.43**
Operating Earnings,[1] excluding loss from early extinguishment of debt	60.9	54.9	47.8
Operating Earnings,[1] excluding loss on early extinguishment of debt, per share of common stock	**$0.47**	**$0.44**	**$0.43**

Balance Sheet		
($ mm)	9/30/2018	12/31/2017
Investments at Amortized Cost, net	$4,828	$3,680
Invested Net Equity at Cost[5]	2,814	2,335
Common Stockholders' Equity	2,176	1,746
Preferred Stockholders' Equity (liquidation preference)	342	342
Convertible Senior Notes, net	370	585
Secured Debt Arrangements, net[6]	1,997	1,331
Debt to Common Equity[7]	**1.0x**	**0.9x**
Fixed Charge Coverage[8]	**2.7x**	**2.8x**

See footnotes on page 19

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Q3 Investment Activity 3Q18 Investment Summary Outstanding Portfolio ($ mm) Loans Closed 2 Commitments to New Loans $285 9 Add-on Fundings $97 3 Weighted Average Unlevered All-in-Yield 7.7% 12 10 Weighted Average Loan-to-Value (“LTV”) 49% See footnotes on page 19 4Q3 Investment Activity 3Q18 Investment Summary Outstanding Portfolio ($ mm) Loans Closed 2 Commitments to New Loans $285 9 Add-on Fundings $97 3 Weighted Average Unlevered All-in-Yield 7.7% 12 10 Weighted Average Loan-to-Value (“LTV”) 49% See footnotes on page 19 4

YTD Investment Activity YTD Investment Summary Outstanding Portfolio ($ mm) Loans Closed 21 Commitments to New Loans $2,175 13 Add-on Fundings $175 3 Weighted Average Unlevered All-in-Yield 8.3% 12 10 Weighted Average Loan-to-Value (“LTV”) 58% See footnotes on page 19 5YTD Investment Activity YTD Investment Summary Outstanding Portfolio ($ mm) Loans Closed 21 Commitments to New Loans $2,175 13 Add-on Fundings $175 3 Weighted Average Unlevered All-in-Yield 8.3% 12 10 Weighted Average Loan-to-Value (“LTV”) 58% See footnotes on page 19 5

Q3 Investment Activity

Summary of New Investments

- £154.5 million ($198.0 million)[14] floating-rate senior mortgage loan (none of which was funded at closing) for the redevelopment and repositioning of a ~275,000 square ft. office tower located in London, U.K.
- $87.0 million floating-rate senior mortgage loan (all of which was funded at closing) secured by a 453-key full-service landmark hotel in Detroit, Michigan

Summary of Repayments and Sales

- $75 million floating-rate mezzanine loan secured by a pledge of equity interest in ~754,800 square ft. of office and retail space located in Brooklyn, New York
- $65 million floating-rate senior mortgage loan secured by two low-rise retail properties with ~84,000 square ft. of retail space located in Manhattan, New York
- $36 million floating-rate senior mortgage loan secured by a ten-story retail/office building with ~57,000 square ft. located in Manhattan, New York
- Sold $75 million ($18 million of which was funded) floating-rate mezzanine loan for the construction of an office campus aggregating ~675,000 square feet of office space in Renton, Washington; ARI still holds the $190 million first mortgage loan ($65 million of which is funded)
- $32 million in partial repayments, $28 million of which were from first mortgage loans and $4 million of which were from subordinate loans

See footnotes on page 19

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Commercial Real Estate Loan Portfolio Overview Loan Position at Amortized Cost Loan Position by Invested Net Equity at Amortized Cost ($ mm) 9/30/2018 6/30/2018 Number of Loans 68 Loans 70 Loans Amortized Cost $4,828 $4,867 5 Invested Net Equity at Cost $2,814 $2,886 11 Unfunded Loan Commitments $884 $818 Weighted Average Unlevered Yield on Floating-Rate Loans L+6.8% L+ 6.9% 3 Weighted Average Unlevered All-in-Yield on Loan Portfolio 9.2% 9.1% 2 Weighted Average Remaining Term 2.7 Years 2.8 Years See footnotes on page 19 7Commercial Real Estate Loan Portfolio Overview Loan Position at Amortized Cost Loan Position by Invested Net Equity at Amortized Cost ($ mm) 9/30/2018 6/30/2018 Number of Loans 68 Loans 70 Loans Amortized Cost $4,828 $4,867 5 Invested Net Equity at Cost $2,814 $2,886 11 Unfunded Loan Commitments $884 $818 Weighted Average Unlevered Yield on Floating-Rate Loans L+6.8% L+ 6.9% 3 Weighted Average Unlevered All-in-Yield on Loan Portfolio 9.2% 9.1% 2 Weighted Average Remaining Term 2.7 Years 2.8 Years See footnotes on page 19 7

Commercial Real Estate Loan Portfolio Diversification

Geographic Diversification by Amortized Cost



28%
7%
1%
16%
13%
11%
4%
2%
15%
3%
Manhattan, NY
Brooklyn, NY
Northeast
Midwest
Southeast
West
Mid Atlantic
Southwest
United Kingdom
Other International

Property Type by Amortized Cost



25%
13%
8%
14%
11%
9%
7%
5%
4%
3%
1%
Hotel
Residential-for-sale: inventory
Residential-for-sale: construction
Urban Predevelopment
Office
Multifamily
Mixed Use
Healthcare
Retail Center
Other
Industrial

($ mm)

Property Type	Manhattan, NY	Brooklyn, NY	Northeast	Midwest	Southeast	West	Mid Atlantic	Southwest	United Kingdom	Other International	Total
Hotel	$433 / 9%	-	-	$86 / 2%	$276 / 6%	$199 / 4%	$58 / 1%	$88 / 2%	-	$90 / 2%	$1,229 / 25%
Residential-for-sale: inventory	206 / 4%	77 / 2%	-	-	-	-	28 / 1%	-	291 / 6%	-	603 / 13%
Residential-for-sale: construction	329 / 7%	-	-	-	-	57 / 1%	-	-	-	-	385 / 8%
Urban Predevelopment	-	143 / 3%	-	-	222 / 5%	63 / 1%	-	-	250 / 5%	-	677 / 14%
Office	135 / 3%	-	-	249 / 5%	-	63 / 1%	-	-	73 / 2%	-	521 / 11%
Multifamily	123 / 3%	112 / 2%	1 / 0%	56 / 1%	10 / 0%	64 / 1%	-	6 / 0%	43 / 1%	35 / 1%	450 / 9%
Mixed Use	139 / 3%	-	-	175 / 4%	7 / 0%	-	-	-	-	-	321 / 7%
Healthcare	-	-	22 / 0%	30 / 1%	47 / 1%	58 / 1%	30 / 1%	19 / 0%	49 / 1%	-	256 / 5%
Retail Center	-	-	-	171 / 4%	31 / 1%	-	-	-	-	-	202 / 4%
Other[15]	-	-	15 / 0%	22 / 0%	13 / 0%	6 / 0%	95 / 2%	-	-	-	151 / 3%
Industrial	-	-	-	10 / 0%	4 / 0%	13 / 0%	2 / 0%	3 / 0%	-	-	32 / 1%
Total[16]	**$1,365 / 28%**	**$332 / 7%**	**$37 / 1%**	**$800 / 16%**	**$609 / 13%**	**$523 / 11%**	**$214 / 4%**	**$116 / 2%**	**$706 / 15%**	**$125 / 3%**	**$4,828 / 100%**

See footnotes on page 19

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Senior Loan Portfolio Overview

Property Type	Risk Rating	Origination Date	Amortized Cost	Unfunded Commitment	Construction Loan	Fully-extended Maturity	Location
Urban Predevelopment	3	1/2016	$222	-		7/2019	Miami, FL
Residential-for-sale: inventory	3	3/2018	220	-		3/2021	London, UK
Hotel	3	9/2016	215	-		8/2021	Manhattan, NY
Urban Predevelopment	3	4/2017	182	-		3/2019	London, UK
Office	3	11/2017	174	-		1/2023	Chicago, IL
Retail Center	4	11/2014	171	-		9/2020	Cincinnati, OH
Hotel	3	4/2018	151	2		4/2023	Honolulu, HI
Urban Predevelopment	3	3/2017	143	-		7/2020	Brooklyn, NY
Hotel [17]	3	9/2015	140	-		6/2023	Manhattan, NY
Hotel	3	5/2018	139	-		6/2023	Miami, FL
Mixed Use	3	9/2016	133	-		10/2020	Chicago, IL
Mixed Use	2	7/2017	125	-		6/2019	Manhattan, NY
Office	3	11/2017	122	126	Y	12/2022	Manhattan, NY
Residential-for-sale: inventory	3	6/2018	99	-		6/2020	Manhattan, NY
Hotel	3	7/2018	86	-		8/2021	Detroit, MI
Multifamily	3	4/2014	80	-		7/2023	Various
Other	2	10/2016	80	-		8/2019	Manassas, VA
Residential-for-sale: inventory	3	5/2018	77	2		6/2020	Brooklyn, NY
Hotel	2	3/2017	77	-		3/2022	Atlanta, GA
Office	3	12/2017	75	58		3/2022	London, UK
Residential-for-sale: inventory	3	6/2018	71	-		6/2020	London, UK
Urban Predevelopment	3	7/2017	68	11		4/2019	London, UK
Multifamily	3	10/2017	67	-		11/2021	Brooklyn, NY
Urban Predevelopment	3	12/2016	63	18		12/2020	Los Angeles, CA
Office	3	1/2018	63	125	Y	1/2022	Renton, WA
Hotel	3	4/2018	63	-		5/2023	Scottsdale, AZ
Hotel	3	12/2017	63	27	Y	12/2022	Manhattan, NY
Hotel	2	1/2017	60	-		1/2022	Miami, FL
Multifamily	3	11/2014	59	-		11/2021	Various
Office	3	3/2018	59	28		4/2023	Chicago, IL
Residential-for-sale: inventory	3	5/2018	50	-		4/2021	Manhattan, NY
Multifamily	3	5/2016	46	6		6/2019	Brooklyn, NY
Multifamily	3	10/2017	43	-		10/2022	London, UK
Hotel	3	12/2015	42	2		12/2020	St. Thomas, USVI
Multifamily	3	12/2017	40	-		1/2020	Manhattan, NY
Hotel	3	2/2018	38	-		3/2023	Pittsburgh, PA
Multifamily [18]	5	11/2014	34	-		11/2019	Williston, ND
Retail Center	3	2/2017	31	-		10/2018	Miami, FL
Residential-for-sale: inventory [18]	5	2/2014	28	-		4/2019	Bethesda, MD
Residential-for-sale: construction	3	1/2018	16	63	Y	1/2023	Manhattan, NY
Mixed Use	3	7/2017	14	-		2/2019	Manhattan, NY
Residential-for-sale: construction	2	3/2018	(1)	115	Y	3/2023	San Francisco, CA
Office	3	8/2018	(2)	201	Y	12/2022	London, UK
Sub Total/W.A. - Senior Loans			**$3,724**	**$783**	**7%**	**2.6 Years**	

Weighted Average Yield on Loans with Floating Rate – L+5.6% - Weighted Average All-in Yield[3] on Senior Loans – 7.8%

See footnotes on page 19

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Subordinate Loan Portfolio Overview

Property Type	Risk Rating	Origination Date	Amortized Cost	Unfunded Commitment	Construction Loan	Fully-extended Maturity	Location
Residential-for-sale: construction [19]	3	6/2015	$177	-	Y	7/2020	Manhattan, NY
Healthcare	3	10/2016	112	-		10/2021	Various
Healthcare	3	6/2018	95	-		5/2019	Various
Residential-for-sale: construction	3	2/2016	78	-	Y	2/2021	Manhattan, NY
Other	3	9/2017	72	-		9/2022	Various
Multifamily	3	10/2015	61	2		6/2019	Manhattan, NY
Residential-for-sale: construction	3	12/2017	58	-	Y	4/2023	Los Angeles, CA
Healthcare	3	1/2015	49	-		12/2019	Various
Hotel	3	6/2018	48	-		2/2023	Various
Mixed Use	3	1/2017	42	-		2/2027	Cleveland, OH
Residential-for-sale: construction [19]	3	11/2017	39	-	Y	7/2020	Manhattan, NY
Residential-for-sale: inventory	3	10/2016	34	-		10/2020	Manhattan, NY
Industrial	3	5/2013	32	-		5/2023	Various
Hotel	3	6/2015	25	-		7/2025	Phoenix, AZ
Residential-for-sale: inventory	3	6/2017	24	-		12/2020	Manhattan, NY
Multifamily	3	5/2018	21	-		5/2028	Cleveland, OH
Hotel	3	6/2015	20	-		7/2019	Washington, DC
Hotel	3	2/2015	20	-		1/2020	Burbank, CA
Hotel	3	6/2018	20	-		6/2023	Las Vegas, NV
Residential-for-sale: construction	3	12/2017	19	90	Y	6/2022	Manhattan, NY
Hotel	3	9/2015	15	9		6/2023	Manhattan, NY
Office [17]	3	7/2013	14	-		7/2022	Manhattan, NY
Office	3	9/2012	9	-		10/2022	Kansas City, MO
Hotel	3	5/2017	8	-		6/2027	Anaheim, CA
Office	3	8/2017	8	-		9/2024	Troy, MI
Mixed Use	3	7/2012	7	-		8/2022	Chapel Hill, NC
Sub Total/W.A. - Subordinate Loans			**$1,104**	**$101**	**34%**	**3.0 Years**	
Total/W.A. Loans			**$4,828**	**$884**	**13%**	**2.7 Years**	

Weighted Average Yield on Loans with Floating Rate – L+11.7% - Weighted Average All-in Yield[3] on Subordinate Loans – 13.6%

TOTAL PORTFOLIO WEIGHTED AVERAGE:
Yield on Loans with Floating Rate – L+6.8% - All-in-Yield[3] – 9.2%

See footnotes on page 19

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Loan Portfolio Maturity Profile 20,21,22 ($ mm) Fully Extended Loan Maturities and Estimated Future Fundings See footnotes on page 19 11Loan Portfolio Maturity Profile 20,21,22 ($ mm) Fully Extended Loan Maturities and Estimated Future Fundings See footnotes on page 19 11

Capital Structure Overview ~$5.3 billion Total Capitalization Capital Structure Composition Capital Structure Detail ($mm, except per share data) Amount ($) Capacity W.A. Rate Maturity Outstanding 23,24 2 Credit Facilities $3,001 USD L+2.26%/ Jan 2021 $2,014 GBP L+2.27% Convertible Notes 2019 Notes - 5.50% Mar 2019 36 2022 Notes - 4.75% Aug 2022 345 Total Convertible Debt $381 Total Debt $2,395 Preferred Stock 8.0% Series B Preferred $169 8.0% Series C Preferred (currently callable) 173 Total Preferred Stock $342 Common Equity Market Capitalization Stock Price as of 9/30/2018 $18.87 Shares outstanding (mm) 134 4 Common Equity Market Capitalization $2,524 Total Capitalization $5,261 7 Debt to Common Equity Ratio : 1.0x 8 See footnotes on page 19 Fixed Charge Coverage : 2.7x 12Capital Structure Overview ~$5.3 billion Total Capitalization Capital Structure Composition Capital Structure Detail ($mm, except per share data) Amount ($) Capacity W.A. Rate Maturity Outstanding 23,24 2 Credit Facilities $3,001 USD L+2.26%/ Jan 2021 $2,014 GBP L+2.27% Convertible Notes 2019 Notes - 5.50% Mar 2019 36 2022 Notes - 4.75% Aug 2022 345 Total Convertible Debt $381 Total Debt $2,395 Preferred Stock 8.0% Series B Preferred $169 8.0% Series C Preferred (currently callable) 173 Total Preferred Stock $342 Common Equity Market Capitalization Stock Price as of 9/30/2018 $18.87 Shares outstanding (mm) 134 4 Common Equity Market Capitalization $2,524 Total Capitalization $5,261 7 Debt to Common Equity Ratio : 1.0x 8 See footnotes on page 19 Fixed Charge Coverage : 2.7x 12

Liquidity ($ mm) 25 See footnotes on page 19 13Liquidity ($ mm) 25 See footnotes on page 19 13

Interest Rate Sensitivity 20 26 Net Interest Income Sensitivity to LIBOR Rate Profile of Loan Portfolio See footnotes on page 19 14Interest Rate Sensitivity 20 26 Net Interest Income Sensitivity to LIBOR Rate Profile of Loan Portfolio See footnotes on page 19 14

FinancialsFinancials

Consolidated Balance Sheets (in thousands - except share data) September 30, 2018 December 31, 2017 Assets: Cash $99,188 $77,671 Commercial mortgage loans, net (includes $3,245,600 and $2,148,368 pledged as collateral under secured debt arrangements in 2018 and 2017, respectively) 3,723,550 2,653,826 Subordinate loans, net 1,104,496 1,025,932 Loan proceeds held by servicer — 302,756 Other assets 31,894 28,420 Derivative assets, net 15,341 — Total Assets $4,974,469 $4,088,605 Liabilities and Stockholders' Equity Liabilities: Secured debt arrangements, net (net of deferred financing costs of $16,746 and $14,348 in 2018 and 2017, respectively) $1,996,871 $1,330,847 Convertible senior notes, net 370,174 584,897 Derivative liabilities, net — 5,644 Accounts payable, accrued expenses and other liabilities 79,538 70,906 Payable to related party 9,515 8,168 Total Liabilities 2,456,098 2,000,462 Stockholders’ Equity: Preferred stock, $0.01 par value, 50,000,000 shares authorized: Series B preferred stock, 6,770,393 shares issued and outstanding ($169,260 aggregate liquidation preference) in 2018 and 2017 68 68 Series C preferred stock, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference) in 2018 and 2017 69 69 Common stock, $0.01 par value, 450,000,000 shares authorized, 133,765,392 and 107,121,235 shares issued and outstanding in 2018 and 2017, respectively 1,338 1,071 Additional paid-in-capital 2,630,468 2,170,078 Accumulated deficit (113,572) (83,143) Total Stockholders’ Equity 2,518,371 2,088,143 Total Liabilities and Stockholders’ Equity $4,974,469 $4,088,605 16Consolidated Balance Sheets (in thousands - except share data) September 30, 2018 December 31, 2017 Assets: Cash $99,188 $77,671 Commercial mortgage loans, net (includes $3,245,600 and $2,148,368 pledged as collateral under secured debt arrangements in 2018 and 2017, respectively) 3,723,550 2,653,826 Subordinate loans, net 1,104,496 1,025,932 Loan proceeds held by servicer — 302,756 Other assets 31,894 28,420 Derivative assets, net 15,341 — Total Assets $4,974,469 $4,088,605 Liabilities and Stockholders' Equity Liabilities: Secured debt arrangements, net (net of deferred financing costs of $16,746 and $14,348 in 2018 and 2017, respectively) $1,996,871 $1,330,847 Convertible senior notes, net 370,174 584,897 Derivative liabilities, net — 5,644 Accounts payable, accrued expenses and other liabilities 79,538 70,906 Payable to related party 9,515 8,168 Total Liabilities 2,456,098 2,000,462 Stockholders’ Equity: Preferred stock, $0.01 par value, 50,000,000 shares authorized: Series B preferred stock, 6,770,393 shares issued and outstanding ($169,260 aggregate liquidation preference) in 2018 and 2017 68 68 Series C preferred stock, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference) in 2018 and 2017 69 69 Common stock, $0.01 par value, 450,000,000 shares authorized, 133,765,392 and 107,121,235 shares issued and outstanding in 2018 and 2017, respectively 1,338 1,071 Additional paid-in-capital 2,630,468 2,170,078 Accumulated deficit (113,572) (83,143) Total Stockholders’ Equity 2,518,371 2,088,143 Total Liabilities and Stockholders’ Equity $4,974,469 $4,088,605 16

Consolidated Statements of Operations

(in thousands - except share data and per share data)	Three months ended		Nine months ended	
	September 30, 2018	**September 30, 2017**	**September 30, 2018**	**September 30, 2017**
Net interest income:				
Interest income from commercial mortgage loans	$71,179	$41,203	$188,434	$112,690
Interest income from subordinate loans	37,308	47,268	105,236	121,298
Interest income from securities	—	2,625	—	13,379
Interest expense	(31,007)	(19,855)	(82,184)	(56,089)
Net interest income	**$77,480**	**$71,241**	**$211,486**	**$191,278**
Operating expenses:				
General and administrative expenses (includes equity-based compensation of $4,048 and $11,404 in 2018 and $2,635 and $9,887 of equity-based compensation in 2017, respectively)	(5,843)	(4,629)	(16,493)	(15,587)
Management fees to related party	(9,515)	(8,309)	(26,620)	(23,484)
Total operating expenses	**($15,358)**	**($12,938)**	**($43,113)**	**($39,071)**
Loss from unconsolidated joint venture	—	—	—	(2,847)
Other income	427	359	973	710
Provision for loan losses and impairments	—	—	(5,000)	(5,000)
Realized loss on sale of assets	—	(4,076)	—	(5,118)
Unrealized gain on securities	—	13,488	—	11,830
Foreign currency gain (loss)	(4,050)	7,763	(23,574)	17,848
Loss on early extinguishment of debt	(2,573)	—	(2,573)	—
Gain (loss) on derivative instruments (includes unrealized gains (losses) of $5,045 and $20,986 in 2018 and $(7,302) and $(17,626) in 2017, respectively)	6,291	(7,481)	28,797	(17,916)
Net income	**$62,217**	**$68,356**	**$166,996**	**$151,714**
Preferred dividends	(6,836)	(11,148)	(20,505)	(29,768)
Net income available to common stockholders	**$55,381**	**$57,208**	**$146,491**	**$121,946**
Net income per basic share of common stock	**$0.42**	**$0.54**	**$1.19**	**$1.23**
Net income per diluted share of common stock	**$0.40**	**$0.54**	**$1.14**	**$1.23**
Basic weighted average shares of common stock outstanding	129,188,343	105,446,704	120,876,240	97,546,437
Diluted weighted average shares of common stock outstanding	153,918,435	106,812,721	150,424,889	98,919,689
Dividend declared per share of common stock	**$0.46**	**$0.46**	**$1.38**	**$1.38**

APOLLO | Commercial Real Estate Finance

17

Reconciliation of GAAP Net Income to Operating Earnings[1]

(in thousands - except share and per share data)	Three months ended		Nine months ended	
Operating Earnings[1]:	**September 30, 2018**	**September 30, 2017**	**September 30, 2018**	**September 30, 2017**
Net income available to common stockholders	**$55,381**	**$57,208**	**$146,491**	**$121,946**
Adjustments:				
Equity-based compensation expense	4,048	2,635	11,404	9,887
Unrealized gain on securities	—	(13,488)	—	(11,830)
(Gain) loss on derivative instruments	(6,291)	7,481	(28,798)	17,916
Foreign currency (gain) loss, net	4,471	(7,850)	23,906	(18,135)
Amortization of the convertible senior notes related to equity reclassification	728	769	3,024	1,995
Loss from unconsolidated joint venture	—	—	—	2,847
Provision for loan losses and impairments	—	—	5,000	5,000
Series A preferred stock redemption charge	—	3,016	—	3,016
Realized gain from unconsolidated joint venture	—	—	—	346
Total adjustments:	**2,956**	**(7,437)**	**14,536**	**11,042**
Operating Earnings[1]	**$58,337**	**$49,771**	**$161,027**	**$132,988**
Realized loss and costs from sale of CMBS	—	4,076	—	5,118
Loss on early extinguishment of debt	2,573	—	2,573	—
Operating Earnings[1] excluding realized loss and costs from sale of CMBS and loss on early extinguishment of debt	**$60,910**	**$53,847**	**$163,600**	**$138,106**
Weighted average diluted shares - Operating Earnings				
Weighted average diluted shares - GAAP	153,918,435	106,812,721	150,424,889	98,919,689
Weighted average unvested RSUs	1,593,070	—	1,617,398	—
Reversal of hypothetical conversion of the Notes	(24,730,092)	—	(29,548,649)	—
Weighted average diluted shares - Operating Earnings	**130,781,413**	**106,812,721**	**122,493,638**	**98,919,689**
Operating Earnings[1] Per Share	**$0.45**	**$0.47**	**$1.31**	**$1.34**
Operating Earnings,[1] excluding realized loss and costs from sale of CMBS and loss on early extinguishment of debt, per share	**$0.47**	**$0.51**	**$1.34**	**$1.40**

Computation of Share Count for Operating Earnings[1]				
Basic weighted average shares of common stock outstanding	129,188,343	105,446,704	120,876,240	97,546,437
Weighted average unvested RSUs	1,593,070	1,366,017	1,617,398	1,373,252
Weighted average diluted shares - Operating Earnings	**130,781,413**	**106,812,721**	**122,493,638**	**98,919,689**

See footnotes on page 19

APOLLO | Commercial Real Estate Finance

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Footnotes 1. Operating Earnings is a non-GAAP financial measure that is used by the Company to approximate cash available for distribution and is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding); (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains/losses, other than realized gains/(losses) related to interest income; (v) the non-cash amortization expense related to the reclassification of a portion of the convertible senior notes to stockholders’ equity in accordance with GAAP; and (vi) provision for loan losses and impairments. Please see slide 18 for a reconciliation of GAAP net income to Operating Earnings. Operating Earnings may also be adjusted to exclude certain other non-cash items, as determined by ACREFI Management, LLC, the Company’s external manager (the “Manager”) and approved by a majority of the Company's independent directors. 2. Assumes exercise of all extension options. 3. Weighted Average Unlevered All-in-Yield on the loan portfolio is based on the applicable benchmark rates as of September 30, 2018 on the floating rate loans and includes accrual of origination, extension, and exit fees. 4. Common equity market capitalization represents shares of common stock outstanding times the closing stock price on September 30, 2018. 5. Invested Net Equity at Cost is the amortized cost of loans less principal balance of secured debt arrangements; does not include debt secured by proceeds held by servicer. 6. Total debt balance less $16,746 and $14,348 at September 30, 2018 and December 31, 2017, respectively, in deferred financing costs. 7. Represents total secured debt arrangements and convertible senior notes, less cash and loan proceeds held by servicer to common equity. 8. Fixed charge coverage is EBITDA divided by interest expense and preferred stock dividends. 9. For loans closed prior to Q3 2018. 10. Reflects LTV as of date loans were originated or acquired. 11. Unfunded loan commitments are primarily funded to finance property improvements or lease-related expenditures by the borrowers. These future commitments are funded over the term of each loan, subject in certain cases to an expiration date. 12. Includes foreign currency appreciation/depreciation, PIK interest, loan loss reserves, and the accretion of loan costs and fees. 13. For loans closed prior to 2018. 14. Conversion to USD on the date of investment. 15. Other includes a data center and water park resorts. 16. Amounts and percentages may not foot due to rounding. 17. Both loans are secured by the same property. 18. Amortized cost for these loans is net of the recorded provisions for loan losses and impairments. 19. Both loans are secured by the same property. 20. Based upon face amount of loans. 21. Maturities reflect the fully funded amounts of the loans. 22. Future funding dates are based upon the Manager’s estimates based upon the best information available to the Manager at the time. There is no assurance that the payments will occur in accordance with these estimates or at all, which could affect the Company’s operating results. 23. Debt balance as of September 30, 2018, includes asset specific borrowing: currently $187 million max capacity, all of which is drawn. 24. Debt balance includes GBP converted to USD using applicable September 30, 2018 spot rate. 25. Subject to availability of qualifying collateral assets, and approval of lenders. 26. Any such hypothetical impact on interest rates on the Company’s variable rate borrowings does not consider the effect of any change in overall economic activity that could occur in a rising interest rate environment. Further, in the event of a change in interest rates of that magnitude, the Company may take actions to further mitigate the Company’s exposure to such a change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, this analysis assumes no changes in the Company’s financial structure. The analysis incorporates movements in both USD LIBOR and GBP LIBOR. 19Footnotes 1. Operating Earnings is a non-GAAP financial measure that is used by the Company to approximate cash available for distribution and is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding); (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains/losses, other than realized gains/(losses) related to interest income; (v) the non-cash amortization expense related to the reclassification of a portion of the convertible senior notes to stockholders’ equity in accordance with GAAP; and (vi) provision for loan losses and impairments. Please see slide 18 for a reconciliation of GAAP net income to Operating Earnings. Operating Earnings may also be adjusted to exclude certain other non-cash items, as determined by ACREFI Management, LLC, the Company’s external manager (the “Manager”) and approved by a majority of the Company's independent directors. 2. Assumes exercise of all extension options. 3. Weighted Average Unlevered All-in-Yield on the loan portfolio is based on the applicable benchmark rates as of September 30, 2018 on the floating rate loans and includes accrual of origination, extension, and exit fees. 4. Common equity market capitalization represents shares of common stock outstanding times the closing stock price on September 30, 2018. 5. Invested Net Equity at Cost is the amortized cost of loans less principal balance of secured debt arrangements; does not include debt secured by proceeds held by servicer. 6. Total debt balance less $16,746 and $14,348 at September 30, 2018 and December 31, 2017, respectively, in deferred financing costs. 7. Represents total secured debt arrangements and convertible senior notes, less cash and loan proceeds held by servicer to common equity. 8. Fixed charge coverage is EBITDA divided by interest expense and preferred stock dividends. 9. For loans closed prior to Q3 2018. 10. Reflects LTV as of date loans were originated or acquired. 11. Unfunded loan commitments are primarily funded to finance property improvements or lease-related expenditures by the borrowers. These future commitments are funded over the term of each loan, subject in certain cases to an expiration date. 12. Includes foreign currency appreciation/depreciation, PIK interest, loan loss reserves, and the accretion of loan costs and fees. 13. For loans closed prior to 2018. 14. Conversion to USD on the date of investment. 15. Other includes a data center and water park resorts. 16. Amounts and percentages may not foot due to rounding. 17. Both loans are secured by the same property. 18. Amortized cost for these loans is net of the recorded provisions for loan losses and impairments. 19. Both loans are secured by the same property. 20. Based upon face amount of loans. 21. Maturities reflect the fully funded amounts of the loans. 22. Future funding dates are based upon the Manager’s estimates based upon the best information available to the Manager at the time. There is no assurance that the payments will occur in accordance with these estimates or at all, which could affect the Company’s operating results. 23. Debt balance as of September 30, 2018, includes asset specific borrowing: currently $187 million max capacity, all of which is drawn. 24. Debt balance includes GBP converted to USD using applicable September 30, 2018 spot rate. 25. Subject to availability of qualifying collateral assets, and approval of lenders. 26. Any such hypothetical impact on interest rates on the Company’s variable rate borrowings does not consider the effect of any change in overall economic activity that could occur in a rising interest rate environment. Further, in the event of a change in interest rates of that magnitude, the Company may take actions to further mitigate the Company’s exposure to such a change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, this analysis assumes no changes in the Company’s financial structure. The analysis incorporates movements in both USD LIBOR and GBP LIBOR. 19